UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, NY 10151

(Address of Principal Executive Offices) (Zip Code)

(646) 768-4240

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

On November 22, 2022, Allied Esports Entertainment, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm in connection with auditing the Company’s financial statements for fiscal year 2022. The dismissal of Marcum was approved by the Company’s Audit Committee on November 18, 2022.

The reports of Marcum on the Company’s audited consolidated financial statements for the two most recent fiscal years ended December 31, 2021 and 2020 (the “Marcum Reports”) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Marcum Report included in the Company’s Annual Report on Form 10-K for the fiscal year, however, included an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2021 and 2020, and during the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with the Marcum Reports.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021, and the Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022 (collectively, the “Reports”), Marcum advised the Company of the following categories of deficiencies that constitute material weaknesses in the Company’s internal controls over financial reporting, all of which were previously disclosed by the Company in the applicable Reports:

1.	inadequate internal controls over the timely preparation and filing of the consolidated financial statements, inadequate controls over the accounting for complex financial instruments (such as warrants), and untimely annual closing of the books;

2.	inadequate controls and procedures as they relate to completeness of information reported by certain third parties that process transactions related to specific revenue streams;

3.	inadequate segregation of duties resulting from limited accounting staff and resources;

4.	inadequate information technology general controls as it relates to user access and change management; and

5.	inadequate review of schedules utilized to record depreciation/amortization and stock-based compensation schedules.

Marcum discussed the foregoing material weaknesses with the Audit Committee of the Board of Directors of the Company at the time each material weaknesses was determined to exist. The Company authorized Marcum to respond fully to the inquiries by the successor independent registered public accounting firm concerning these material weaknesses.

The Company previously remediated deficiency items 1 and 2 above. Management has begun to take action, including the engagement of additional accounting personnel and compliance resources, to address the remaining material weaknesses. Notwithstanding the material weaknesses in internal control over financial reporting described above, the Company’s management has concluded that its condensed consolidated financial statements included in the Reports fairly stated in all material respects in accordance with accounting principles generally accepted in the United States of America.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not Marcum agrees with the above statements. A copy of the letter from Marcum dated November 22, 2022 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm.

On November 21, 2022, the Company’s Audit Committee approved the engagement of ZH CPA, LLC (“ZH”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements commencing fiscal year 2022, subject to ZH’s completion of its customary client acceptance procedures.

During the years ended December 31, 2021 and 2020 and through November 22, 2022, neither the Company nor anyone on its behalf consulted ZH regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP dated November 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2022

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Roy Anderson
Roy Anderson, Chief Financial Officer

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